Exhibit (a)(1)(H)

AMENDED NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

SKULLCANDY, INC.

at

$6.10 Net Per Share

by

POWDER MERGER SUB, INC.

A Wholly-Owned Subsidiary of

INCIPIO, LLC

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 “Procedures for Tendering Shares” of the Amended Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS AMENDED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN AMENDED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE AMENDED LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE AMENDED LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Powder Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Incipio, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the amended offer to purchase dated August 3, 2016 (as it may be further amended or supplemented from time to time, the “Amended Offer to Purchase”) and the related amended letter of transmittal (as it may be further amended or supplemented from time to time the “Amended Letter of Transmittal”, and together with the Amended Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Skullcandy, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 “Procedures for Tendering Shares” of the Amended Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
Address(es)

Zip Code

(Area Code) Telephone No.	Account Number

X		Dated:	, 2016

X		Dated:	, 2016

Signatures(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Amended Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Amended Letter of Transmittal (or a facsimile of the Amended Letter of Transmittal) with any required signature guarantee, or an Agent’s Message (as defined in the Amended Letter of Transmittal), and any other documents required by the Amended Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Amended Notice of Guaranteed Delivery.

Names of Firm		Authorized Signature

Address(es)		Name (Please Print)

Zip Code		Title

	Dated:	, 2016

(Area Code) Telephone No.

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR AMENDED LETTER OF TRANSMITTAL.